
<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from the audited financial statements of the Company for the year ended December 31, 1999 and should be read in conjunction with, and is qualified in its entirety by, such audited financial statements.
</LEGEND>
<CIK>                                               0001025362
<NAME>                            GOLDEN QUEEN MINING CO. LTD.
<MULTIPLIER>                                                 1
<CURRENCY>                                                 USD

<PERIOD-TYPE>                                           12-MOS
<FISCAL-YEAR-END>                                  DEC-31-1999
<PERIOD-START>                                     JAN-01-1999
<PERIOD-END>                                       DEC-31-1999
<EXCHANGE-RATE>                                              1
<CASH>                                               1,469,855
<SECURITIES>                                                 0
<RECEIVABLES>                                            6,664
<ALLOWANCES>                                                 0
<INVENTORY>                                                  0
<CURRENT-ASSETS>                                     1,535,278 <F1>
<PP&E>                                              28,459,680 <F2>
<DEPRECIATION>                                         280,389
<TOTAL-ASSETS>                                      29,994,958
<CURRENT-LIABILITIES>                                  156,365
<BONDS>                                                766,449 <F3>
<PREFERRED-MANDATORY>                                        0
<PREFERRED>                                                  0
<COMMON>                                            34,155,989
<OTHER-SE>                                         (5,083,845) <F4>
<TOTAL-LIABILITY-AND-EQUITY>                        29,944,958
<SALES>                                                      0
<TOTAL-REVENUES>                                       102,234 <F5>
<CGS>                                                        0
<TOTAL-COSTS>                                                0
<OTHER-EXPENSES>                                       666,891 <F6>
<LOSS-PROVISION>                                             0
<INTEREST-EXPENSE>                                           0
<INCOME-PRETAX>                                              0
<INCOME-TAX>                                                 0
<INCOME-CONTINUING>                                          0
<DISCONTINUED>                                               0
<EXTRAORDINARY>                                              0
<CHANGES>                                                    0
<NET-INCOME>                                         (564,657)
<EPS-BASIC>                                             (0.01)
<EPS-DILUTED>                                           (0.01)

<F1> Includes prepaid expenses and other current assets of $58,759.
<F2> Consists of properties and equipment, net of depreciation of $1,013,338;
     mineral properties of $26,428,791; and other long-term assets of $1,017,551.
<F3> Consists of $766,449 of notes payable, net of current maturities of $39,986 included in current liabilities.
<F4> Consists of $5,083,845 of deficit accumulated during the development stage.
<F5> Consists of interest income of $102,234.
<F6> Consists of general and administrative expenses of $649,406 and other expenses of $17,485.
